     As filed with the Securities and Exchange Commission on August 4, 1997
                                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            THE TIMES MIRROR COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                              95-4481525
        (State or Other Jurisdiction                 (I.R.S. Employer
      of Incorporation or Organization)           Identification Number)

            TIMES MIRROR SQUARE,                           90053
           LOS ANGELES, CALIFORNIA                      (Zip Code)
  (Address of Principal Executive Offices)

                            THE TIMES MIRROR COMPANY
                        1997 DIRECTORS STOCK OPTION PLAN

                            (Full Title of the Plan)

                                 THOMAS UNTERMAN
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            THE TIMES MIRROR COMPANY
                               TIMES MIRROR SQUARE
                          LOS ANGELES, CALIFORNIA 90053
                     (Name and Address of Agent for Service)

                                 (213) 237-3700
          (Telephone Number, Including Area Code, of Agent for Service)

                                   ----------
                                   Copies to:

WILLIAM A. NIESE, ESQ.                         PETER F. ZIEGLER, ESQ.
VICE PRESIDENT AND GENERAL COUNSEL             GIBSON, DUNN & CRUTCHER LLP
THE TIMES MIRROR COMPANY                       333 SOUTH GRAND AVENUE
TIMES MIRROR SQUARE                            LOS ANGELES, CALIFORNIA  90071
LOS ANGELES, CALIFORNIA  90053                 (213) 229-7000
(213) 237-3700

================================================================================

                         CALCULATION OF REGISTRATION FEE

------------------------------ ----------------------- ------------------------ ------------------------ --------------------
                                                              PROPOSED             PROPOSED MAXIMUM
     TITLE OF SECURITIES            AMOUNT TO BE       MAXIMUM OFFERING PRICE     AGGREGATE OFFERING          AMOUNT OF
      TO BE REGISTERED             REGISTERED (1)             PER SHARE                  PRICE            REGISTRATION FEE
------------------------------ ----------------------- ------------------------ ------------------------ --------------------
Series A Common Stock, $1.00
par value per share                   500,000                  $ 54.50               $ 27,250,000         $ 8,257.58 (2)
------------------------------ ----------------------- ------------------------ ------------------------ --------------------

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) on the basis of the average high and low prices of the Series A Common Stock of The Times Mirror Company, as reported on the New York Stock Exchange on July 29, 1997.

================================================================================

                                     PART I

ITEM 1.           PLAN INFORMATION.

                  Not filed as part of this Registration Statement pursuant to Note to Item 1 of Form S-8.

ITEM 2.           REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not filed as part of this Registration Statement pursuant to Note to Item 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) the Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

(2) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

(3) the description of the Series A Common Stock set forth under the caption "Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 8-A dated November 21, 1994, as amended on December 8, 1994, together with any amendment or report filed with the Commission for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of

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

this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The validity of the issuance of the shares of Series A Common Stock offered pursuant to the Prospectus related hereto will be passed on for the Registrant by Gibson, Dunn & Crutcher LLP, Los Angeles, California. William Stinehart, Jr., a partner in the law firm of Gibson, Dunn & Crutcher LLP, has been a director of the Registrant since 1991, and serves as a member of the Finance and Audit Committees of the Registrant.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation or entity. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  The Restated Certificate of Incorporation and By-laws of the Registrant provide, in effect, that, to the fullest extent permitted by Delaware General Corporation Law, the Registrant has the power to indemnify any person who was or is a party or is threatened to be

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

made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant.

                  The Registrant's Restated Certificate of Incorporation relieves its directors from monetary damages to the Registrant or its stockholders for breach of such director's fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law. Under Section 102(a)(7) of the Delaware General Corporation Law, a corporation may limit or eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the Delaware General Corporation Law imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) for any transaction from which the director derived an improper personal benefit.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  5        Opinion of Gibson, Dunn & Crutcher LLP.
                  23.1     Consent of Ernst & Young LLP, Independent Auditors.
                  23.2     Consent of Gibson, Dunn & Crutcher LLP (included in
                           Exhibit 5).

ITEM 9.           UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the

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

securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 31st day of July, 1997.

                                         THE TIMES MIRROR COMPANY

                                         By:  /s/ Mark H. Willes
                                         --------------------------------
                                                    MARK H. WILLES
                                                Chairman of the Board,
                                         President and Chief Executive Officer

                  Each person whose signature appears below constitutes and appoints Mark H. Willes, Thomas Unterman and Kathleen G. McGuinness, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the acquirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the their capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                            DATE
                     ---------                                       -----                            ----
/s/ Mark H. Willes                                           Chairman of the Board,               July 31, 1997
------------------------------------------------            Director, President and
                   MARK H. WILLES                           Chief Executive Officer
                                                         (Principal Executive Officer)


/s/ Thomas Unterman                                        Senior Vice President and              July 31, 1997
------------------------------------------------            Chief Financial Officer
                  THOMAS UNTERMAN                     (Principal Financial and Accounting
                                                                    Officer)


/s/ Richard T. Schlosberg III                               Executive Vice President              July 31, 1997
------------------------------------------------                  and Director
             RICHARD T. SCHLOSBERG III


/s/ C. Michael Armstrong                                            Director                      July 31, 1997
------------------------------------------------
                C. MICHAEL ARMSTRONG

/s/ Gwendolyn Garland Babcock                                       Director                      July 31, 1997
------------------------------------------------
             GWENDOLYN GARLAND BABCOCK

/s/ Donald R. Beall                                                 Director                      July 31, 1997
------------------------------------------------
                  DONALD R. BEALL

/s/ John E. Bryson                                                  Director                      July 31, 1997
------------------------------------------------
                   JOHN E. BRYSON

/s/ Bruce Chandler                                                  Director                      July 31, 1997
------------------------------------------------
                   BRUCE CHANDLER

/s/ Otis Chandler                                                   Director                      July 31, 1997
------------------------------------------------
                   OTIS CHANDLER

/s/ Robert F. Erburu                                                Director                      July 31, 1997
------------------------------------------------
                  ROBERT F. ERBURU

/s/ Clayton W. Frye, Jr.                                            Director                      July 31, 1997
------------------------------------------------
                CLAYTON W. FRYE, JR.

/s/ David Laventhol                                                 Director                      July 31, 1997
------------------------------------------------
                  DAVID LAVENTHOL

/s/ Dr. Alfred E. Osborne, Jr.                                      Director                      July 31, 1997
------------------------------------------------
             DR. ALFRED E. OSBORNE, JR.

/s/ Joan A. Payden                                                  Director                      July 31, 1997
------------------------------------------------
                   JOAN A. PAYDEN

/s/ William Stinehart, Jr.                                          Director                      July 31, 1997
------------------------------------------------
               WILLIAM STINEHART, JR.

/s/ Harold M. Williams                                              Director                      July 31, 1997
------------------------------------------------
                 HAROLD M. WILLIAMS

/s/ Warren B. Williamson                                            Director                      July 31, 1997
------------------------------------------------
                WARREN B. WILLIAMSON

/s/ Dr. Edward Zapanta                                              Director                      July 31, 1997
------------------------------------------------
                 DR. EDWARD ZAPANTA


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

                                  EXHIBIT INDEX

Exhibit            Description                                                 Sequentially Numbered Page
-------            -----------                                                 --------------------------
5                  Opinion of Gibson, Dunn & Crutcher LLP                                 ___
23.1               Consent of Ernst & Young LLP, Independent Auditors                     ___
23.2               Consent of Gibson, Dunn & Crutcher LLP (included in                     N/A
                   Exhibit 5)


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